Exhibit 99.1

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

CLEAN ENERGY REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

For Immediate Release

Seal Beach, Calif. - November 13, 2008 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced revenue for the third quarter of 2008 rose 21% to $35.3 million, up from $29.2 million in the third quarter of the prior year.  For the nine months ended September 30, 2008, revenue grew to $99.8 million, compared with $88.0 million in the same period in 2007.

For the third quarter of 2008, the Company’s combined volume of CNG and LNG was 18.7 million gasoline gallon equivalents (Gallons), which compares to 18.5 million Gallons in the second quarter of 2008 and 20.0 million Gallons in the same period a year ago.  For the nine months ended September 30, 2008, the combined volume of CNG and LNG delivered was 54.8 million Gallons, which compares to 57.1 million Gallons in the same period in 2007.

Net loss for the third quarter of 2008 was $10.6 million, or $0.24 per share, compared with a net loss of $1.5 million, or $0.03 per share, in the third quarter of 2007.  Net loss for the nine months ended September 30, 2008 was $18.5 million, or $0.42 per share, compared with a net loss of $6.0 million, or $0.15 per share, in the same period last year.  As previously reported, during the third quarter of 2008, the Company recorded a loss of $6.0 million on certain futures contracts it liquidated in connection with the portion of a fixed price bid that it was not awarded. This loss offsets the gain the Company recorded in the second quarter of 2008 of $5.7 million related to the futures contracts.  The net impact of these futures contracts in the nine month period ended September 30, 2008 was a $0.3 million derivative loss.  Excluding these amounts, loss per share would have been $0.10 and $0.41, respectively, for the three and nine month periods ended September 30, 2008.

Non-GAAP loss per share for the third quarter of 2008, which excludes employee-related stock based compensation charges, was $0.18. This compares with non-GAAP earnings per share of $0.00 in the third quarter of 2007.  Year to date, non-GAAP loss per share was $0.24, which compares to a non-GAAP loss per share of $0.02 in the first nine months of 2007.  Excluding the derivative activity described above, the non-GAAP loss per share amounts would have been $0.04 and $0.23 for the three and nine month periods ended September 30, 2008, respectively.  The Company reports earnings (loss) per share on a GAAP and non-GAAP basis, as well as a non-GAAP measure it calls Adjusted Margin.  For more information on these non-GAAP financial measures, please see below.  The non-GAAP measures are also reconciled to their corresponding GAAP measures in the accompanying tables below.

Adjusted Margin was $10.3 million for the third quarter of 2008, compared with $9.3 million for the same quarter last year.  Adjusted Margin for the first nine months of 2008 was $27.6 million, compared with $26.2 million in the same period last year.  Adjusted Margin is a financial measure intended to approximate the margin results that would have been reported in a particular period had the Company’s underlying futures contracts related to its fixed price and price cap contracts qualified for hedge accounting under SFAS No. 133 and been held to maturity.  Adjusted Margin is discussed in more detail below.

“Overall, we sold 18.7 million Gallons during the quarter, which is up slightly from last quarter and is also noteworthy because it reflects our success in replacing unprofitable fuel contracts that expired recently with new contracts that are profitable.  As a result, our Adjusted Margin rose to $0.55 per Gallon during the third quarter of 2008, which is up from $0.48 per Gallon in the second quarter of 2008,” said Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer.  “Even with the recent drop in diesel prices, we continue to have fleet operators come to us in search of an economical and viable solution in light of anticipated future fuel price volatility and the more stringent fuel emission standards that are on the horizon in 2010.  In addition, subsequent to quarter’s end, we raised approximately $32.5 million of capital which will help us meet our future capital expenditure needs.  Our ability to raise capital in this challenging environment encourages us about the strength of our business model and the support for our long-term growth strategies.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted Margin and non-GAAP earnings per share (Non-GAAP EPS).  The presentation of this financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of the Company’s recurring core business operating results and may help in comparing its current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing Company performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.

The material limitations of Adjusted Margin and Non-GAAP EPS are as follows:  Adjusted Margin and Non-GAAP EPS are not recognized terms under GAAP and do not purport to be an alternative to gross margin or earnings per share as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of Adjusted Margin and Non-GAAP EPS may not be comparable to other similarly-titled measures of other companies.  These limitations are compensated for by using Adjusted Margin and Non-GAAP EPS in conjunction with traditional GAAP operating performance and cash flow measures, and therefore, management does not recommend placing undue reliance on these measures.

Adjusted Margin

Historically, approximately 25-30% of Clean Energy’s natural gas fuel sales have been under contracts whereby the Company is obligated to sell fuel to customers at a fixed price or a variable price subject to a cap.  The Company’s policy is to purchase natural gas futures contracts to cover its estimated fuel sales under these sales contracts to mitigate the risk that natural gas prices may rise above the natural gas component of the price at which the Company is obligated to sell gas to its customers.  From time to time in the past, Clean Energy has sold these underlying futures contracts when it believed natural gas prices were going to fall.

Management uses a measure called Adjusted Margin to measure operating performance and manage its business.  Adjusted Margin is defined as operating income (loss), plus (1) depreciation and amortization, (2) selling, general and administrative expenses, and (3) derivative (gains) losses, the sum of which is adjusted by a non-GAAP measure which management calls “futures contract adjustment,” which is described below.  Management believes Adjusted Margin provides helpful information for investors about the underlying profitability of the Company’s fuel sales activities.  Adjusted Margin attempts to approximate the results that would have been reported if the underlying futures contracts related to its fixed price and price cap contracts would have qualified for hedge accounting under SFAS No. 133 and were held until they matured.

Futures contract adjustment reflects the gain or loss that would have been experienced in a respective period on the underlying futures contracts associated with the Company’s fixed price and price cap contracts had those underlying futures contracts been held and allowed to mature according to their contract terms.

The table below shows Adjusted Margin and also reconciles these figures to the GAAP measure operating income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Operating Loss	$(2,385,361)	$(10,593,534)	$(7,419,259)	$(19,339,212)

Futures contract adjustment	387,960	1,119,314	2,278,253	4,957,938
Derivative losses	—	6,047,727	—	340,746
Selling, general, and administrative	9,528,605	11,397,913	26,269,201	35,124,764
Depreciation and amortization	1,814,176	2,310,527	5,090,396	6,557,967
Adjusted Margin	$9,345,380	$10,281,947	$26,218,591	$27,642,203

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) plus employee-related stock based compensation, net of related tax benefits, divided by the Company’s weighted average shares outstanding for the period on a diluted basis.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Net Loss	$(1,544,970)	$(10,637,146)	$(5,978,051)	$(18,478,575)
Stock based compensation, net of tax benefits	1,592,789	2,684,207	5,310,443	7,782,538
Adjusted net income (loss)	47,819	(7,952,939)	(667,608)	(10,696,037)
Diluted weighted average common shares outstanding	44,195,339	44,330,818	38,919,129	44,304,636
Non-GAAP Earnings (Loss) Per Share	$0.00	$(0.18)	$(0.02)	$(0.24)

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing (877) 407-4018, or by dialing (201) 689-8471 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 27, 2008, by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from international locations, and entering account number 3055 and conference ID number 300963.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy

Clean Energy is the leading provider of natural gas for transportation in North America.  It has a broad customer base in the refuse, transit, shuttle, taxi, intrastate and interstate trucking, airport and municipal fleet markets, fueling more than 14,000 vehicles daily at strategic locations across the United States and Canada.  Clean Energy del Peru, Clean Energy’s Peruvian joint venture, operates the world’s largest natural gas vehicle fueling station in Lima, Peru.  Additional information about the Company can be found at: www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for the Company’s products and services, primarily being the sale of CNG and LNG, their ability to fund future capital expenditures, and the ability to continue to grow their business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to raise capital through debt or equity offerings, and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.  Additionally, the Company’s Form 10-K filed on March 19, 2008 and Prospectus Supplement filed on October 29, 2008 with the SEC (www.sec.gov) contain risk factors which should be considered before investing.

Contact:

ICR, Inc.

Ina McGuinness

310.954.1100

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2007 and September 30, 2008 (Unaudited)

	December 31, 2007	September 30, 2008

Assets
Current assets:
Cash and cash equivalents	$67,937,602	$30,392,856
Restricted cash	—	2,502,032
Short-term investments	12,479,684	—
Accounts receivable, net of allowance for doubtful accounts of $501,751 and $878,358 as of December 31, 2007 and September 30, 2008, respectively	11,026,890	12,943,373
Other receivables	23,153,904	11,793,587
Inventory, net	2,403,890	2,460,328
Deposits on LNG trucks	15,515,927	10,160,721
Prepaid expenses and other current assets	3,633,318	4,946,082
Total current assets	136,151,215	75,198,979

Land, property and equipment, net	88,676,318	142,169,616
Capital lease receivables	763,500	464,250
Notes receivable and other long-term assets	2,126,007	5,266,654
Investments in other entities	385,806	3,549,723
Goodwill and other intangible assets	20,922,098	42,042,604
Total assets	$249,024,944	$268,691,826

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligation	$63,520	$3,737,052
Accounts payable	10,547,451	9,291,037
Accrued liabilities	5,381,541	7,251,794
Deferred revenue	677,826	717,169
Total current liabilities	16,670,338	20,997,052

Long-term debt and capital lease obligation, less current portion	161,377	18,536,733
Other long-term liabilities	1,260,755	1,240,665
Total liabilities	18,092,470	40,774,450

Commitments and contingencies

Minority interests in subsidiary	—	3,744,671

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 44,274,375 shares and 44,641,520 shares at December 31, 2007 and September 30, 2008, respectively	4,428	4,463
Additional paid-in capital	297,866,745	310,899,518
Accumulated deficit	(69,086,583)	(87,565,158)
Accumulated other comprehensive income	2,147,884	833,882
Total stockholders’ equity	230,932,474	224,172,705
Total liabilities and stockholders’ equity	$249,024,944	$268,691,826

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended

September 30, 2007 and 2008

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenue	$29,210,164	$35,273,687	$88,040,804	$99,823,025
Operating expenses:
Cost of sales	20,252,744	26,111,054	64,100,466	77,138,760
Derivative losses	—	6,047,727	—	340,746
Selling, general and administrative	9,528,605	11,397,913	26,269,201	35,124,764
Depreciation and amortization	1,814,176	2,310,527	5,090,396	6,557,967
Total operating expenses	31,595,525	45,867,221	95,460,063	119,162,237
Operating loss	(2,385,361)	(10,593,534)	(7,419,259)	(19,339,212)

Interest income, net	1,414,120	78,399	2,253,083	1,182,962
Other income (expense), net	(50,000)	(28,801)	(229,177)	11,177
Equity in gains (losses) of equity method investee	—	19,881	—	(120,441)
Loss before income taxes	(1,021,241)	(10,524,055)	(5,395,353)	(18,265,514)
Income tax expense	(523,729)	(99,171)	(582,698)	(199,141)
Minority interest in net income	—	(13,920)	—	(13,920)
Net loss	$(1,544,970)	$(10,637,146)	$(5,978,051)	$(18,478,575)

Loss per share
Basic	$(0.03)	$(0.24)	$(0.15)	$(0.42)
Diluted	$(0.03)	$(0.24)	$(0.15)	$(0.42)

Weighted average common shares outstanding
Basic	44,195,339	44,330,818	38,919,129	44,304,636
Diluted	44,195,339	44,330,818	38,919,129	44,304,636

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Construction Revenues	0.1	0.2	3.3	0.6
Construction Cost of Sales	—	(0.2)	(2.8)	(0.4)
Fuel Tax Credits	4.5	5.6	12.8	15.5
Stock Option Expense, Net of Tax Benefits	(1.6)	(2.7)	(5.4)	(7.8)